Exhibit 1.1
PROSPECT CAPITAL CORPORATION
AMENDMENT NO. 2
TO
AMENDED AND RESTATED DEALER MANAGER AGREEMENT

This amendment (this “Amendment No. 2”) to the Amended and Restated Dealer Manager Agreement (the “A&R Dealer Manager Agreement”) dated as of February 25, 2021 is by and between Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), and Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), and shall be effective as of the date hereof (the “Effective Date”).
The Company and the Dealer Manager wish to amend the A&R Dealer Manager Agreement as follows.
1.The first paragraph located on first page of the A&R Dealer Manager Agreement, directly under the salutation “Ladies and Gentlemen:”, is hereby deleted and replaced in its entirety with the following:
Prospect Capital Corporation, a corporation organized under the laws of Maryland (the “Company”), proposes to offer up to 60,000,000 shares, par value $0.001 per share, of preferred stock, with a $1,500,000,000 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series M1 Preferred Stock (“Series M1 Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”), and the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock”), and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock offered pursuant to this Dealer Manager Agreement (this “Agreement”) shall not exceed 60,000,000 shares (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share (the “Stated Value”). The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion.
2.The second paragraph of Section 3(c) of the A&R Dealer Manager Agreement is hereby deleted and replaced in its entirety with the following:
The Company will deliver the Series A1 Preferred Stock, the Series M1 Preferred Stock, the Series A3 Preferred Stock and the Series M3 Preferred Stock through the facilities of DTC Settlement or DRS Settlement, and the Series M2 Preferred Stock only through DRS Settlement. The method of delivery of any future series of Preferred Stock will be agreed by the Company and the Dealer Manager from time to time in writing.
3.The form of Exhibit A of the A&R Dealer Manager Agreement is hereby deleted and replaced in its entirety with the form of Exhibit A hereto. In accordance with Section 17(i) of the form of Exhibit A, any prior selection made with respect to the Series A1 Preferred Stock will be deemed to also be made with respect to the Series A3 Preferred

Stock, and any prior selection made with respect to the Series M1 Preferred Stock will be deemed to also be made with respect to the Series M3 Preferred Stock.
4.The form of Exhibit B of the A&R Dealer Manager Agreement is hereby deleted and replaced in its entirety with the form of Exhibit B hereto.
Except as specifically set forth herein, all other terms and conditions of the A&R Dealer Manager Agreement shall remain unmodified and in full force and effect, the same being confirmed and republished hereby.
This Amendment may be executed by the parties hereto on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

[Signatures on following page]
2

IN WITNESS WHEREOF, the parties hereto have each duly executed this Amendment No. 2 on this 7th day of October, 2022.
THE COMPANY:
PROSPECT CAPITAL CORPORATION
By:
    Name:    M. Grier Eliasek
    Title:    Chief Operating Officer

THE DEALER MANAGER:
PREFERRED CAPITAL SECURITIES, LLC
By:
    Name:    Jeff Smith
    Title:    Chief Executive Officer

[Signature Page to Amendment No. 2 to A&R Dealer Manager Agreement]

EXHIBIT A
FORM OF FINANCIAL INTERMEDIARY AGREEMENT

FORM OF FINANCIAL INTERMEDIARY AGREEMENT
WITH PROSPECT CAPITAL CORPORATION
To:
RE:    PROSPECT CAPITAL CORPORATION
Ladies and Gentlemen:
Preferred Capital Securities, LLC (the “Dealer Manager”) entered into an amended and restated dealer manager agreement, dated as of February 25, 2021, as amended from time to time (the “Dealer Manager Agreement”), with Prospect Capital Corporation, a Maryland corporation (the “Company”), under which the Dealer Manager agreed to use its reasonable best efforts to solicit subscriptions in connection with the public offering (the “Offering”) for up to 60,000,000 shares, par value $0.001 per share, of preferred stock, with a $1,500,000,000 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series Ml Preferred Stock (“Series M1 Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”) and the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock”), and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock shall not exceed 60,000,000 shares (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share (the “Stated Value”). The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion. The Offering will commence on the initial Effective Date (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
In connection with the performance of the Dealer Manager’s obligations under Section 3 of the Dealer Manager Agreement, the Dealer Manager is authorized to retain the services of securities dealers (the “Soliciting Dealers”) who are members of the Financial Industry Regulatory Authority (“FINRA”) to solicit subscriptions for Preferred Stock in connection with the Offering. The Dealer Manager is also authorized to enter into agreements with selected investment advisers (“SIAs”) pursuant to which the SIAs have agreed to provide their clients with information concerning the Offering and the procedures for subscribing for shares of Preferred Stock (Soliciting Dealers and SIAs are referred to collectively as “Financial Intermediaries”). You are hereby invited to become a Financial Intermediary and, as such, to use your reasonable best efforts to solicit subscribers for Preferred Stock or otherwise provide information regarding the Preferred Stock, in accordance with the following terms and conditions of this Financial Intermediary Agreement (this “Agreement”). The Company will sell Preferred Stock using two closing services provided by the Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”), and the second service is Direct Registration Service (“DRS Settlement”). The Company will deliver the Series A1 Preferred Stock, the Series M1 Preferred Stock, the Series A3 Preferred Stock and the Series M3 Preferred Stock through the facilities of DTC Settlement or DRS Settlement and the Series M2 Preferred Stock only through DRS Settlement.
1.Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Rules and Regulation”), as applied pursuant to the Small Business Credit Availability Act (“SBCAA”) or otherwise, on Form N-2 covering the registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation. Such registration statement became effective immediately upon its filing with the Commission. Prior to the expiration of any currently effective registration statement covering the registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation, the Company will prepare and file a new automatic shelf registration statement on Form N-2 covering the continued registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation.
Except where the context otherwise requires, each such registration statement, as amended, including all documents filed as a part thereof or incorporated by reference therein, and including any Rule 430B information contained in a prospectus related to the Offering subsequently filed with the Commission pursuant to Rule 497, Rule 424 or such other Securities Act Rules and Regulations as may be applicable to the Company and deemed to be part of such registration statement and also including any Rule 462(b) Registration Statement, is herein called the “Registration Statement.”
“Prospectus” means the base prospectus relating to various securities of the Company that is included in the Registration Statement and any prospectus supplement (including a pricing supplement, if applicable) relating to the Offering, filed by the Company with the Commission pursuant to Rule 497 or Rule 424, as applicable, including, in each case, any document incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise.
“Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale of Preferred Stock of a particular series, which time shall be considered the new effective date of such registration statement, as amended, with respect to such series of Preferred Stock (within the meaning of Rule 430B(f)(2)). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be.
All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 497, Rule 424 or such other Securities Act Rules and Regulations as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
As used herein, the term “Effective Date” shall refer to the effective date of each Prospectus relating to the Offering, unless the context otherwise requires.

2.Compliance with Applicable Rules and Regulations; License, Association Membership and Registration Status.
(a)Upon the date of this Agreement, the undersigned securities dealer will become one of the “Soliciting Dealers” referred to in the Dealer Manager Agreement and is referred to herein as “Soliciting Dealer” or “Financial Intermediary,” as applicable.
Financial Intermediary agrees that solicitation and other activities by it hereunder shall comply with, and shall be undertaken only in accordance with, to the extent applicable to such Financial Intermediary, the terms of the Dealer Manager Agreement, the terms of this Agreement, the Securities Act, the Securities Act Rules and Regulations, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the applicable rules and regulations promulgated thereunder (the “Exchange Act Rules and Regulations”), including Regulation Best Interest, the FINRA Rules applicable to the Offering from time to time in effect, specifically including, but not in any way limited to, FINRA Rules 2040 (Payments to Unregistered Persons), 2111 (Suitability), 2210 (Communications with the Public), 2231 (Customer Account Statements), 2310 (Direct Participation Programs), 5130 (Restrictions on the Purchase and Sale of Initial Equity Public Offerings), and 5141 (Sale of Securities in a Fixed Price Offering), the Investment Advisers Act of 1940, as amended (the “Advisers Act”), as applicable, and all other applicable federal and state laws and regulations promulgated thereunder.
(b)Registered or Licensed Broker-Dealer. This Section 2(b) applies to any Financial Intermediary who is a registered or licensed broker-dealer.
(i)Financial Intermediary’s acceptance of this Agreement constitutes a representation to the Company and to the Dealer Manager that Financial Intermediary is a properly registered or licensed broker-dealer, duly authorized to sell Preferred Stock under federal and state securities laws and regulations in all states where it offers or sells Preferred Stock, and that it is a member in good standing of FINRA. Financial Intermediary represents and warrants that it is currently licensed as a broker-dealer in the jurisdictions identified on Schedule I to this Agreement and that its independent contractors and registered representatives have the appropriate licenses to offer and sell the Preferred Stock in such jurisdictions.
(ii)Financial Intermediary represents and warrants that Financial Intermediary is duly registered as a broker-dealer under the provisions of the Exchange Act and the Exchange Act Rules and Regulations or is exempt from such registration. Financial Intermediary confirms that it and each salesperson acting on its behalf are members in good standing of FINRA and duly licensed by each regulatory authority in each jurisdiction in which the undersigned dealer or such salesperson will offer and sell Preferred Stock, or are exempt from registration with such authorities.
(iii)Financial Intermediary represents that it will comply with the Rules of FINRA and all rules and regulations promulgated by FINRA.
(iv)This Agreement shall automatically terminate with no further action by either party if Financial Intermediary ceases to be a member in good standing of FINRA or with the securities commission of the state in which

Soliciting Dealer’s or SIA’s principal office is located. Financial Intermediary agrees to notify the Dealer Manager immediately if Financial Intermediary ceases to be a member in good standing of FINRA or with the securities commission of any state in which Financial Intermediary is currently registered or licensed.
(c)Selected Investment Advisers. This Section 2(c) applies to SIAs.
(i)SIA (i) is an entity in good standing in the state in which it is organized, (ii) is registered as an investment adviser under the Advisers Act or if not registered under the Investment Advisers Act, then it is registered under the state securities acts in the states where it does business as an investment adviser, and (iii) has made such regulatory filings and obtained such regulatory approvals in each state in which SIA is required to make such filings or obtain such approvals.
(ii)SIA is and will continue to be registered as an investment advisor under the Advisers Act or, if not registered under the Advisers Act, then registered under the state securities acts in the states where it does business as an investment adviser, and will make or comply with any regulatory filings and other regulatory requirements applicable to it in each state in which SIA is required to make such filings or comply with such other requirements.
(iii)SIA is not registered as a broker-dealer with FINRA. While the associated persons of SIA may be registered as a registered representatives with FINRA, SIA agrees that it and its associated persons are subject to and will act in accordance with this Agreement when providing its clients with information concerning the Series M1 Preferred Stock, the Series M2 Preferred Stock and the Series M3 Preferred Stock and the procedures for subscribing for such series of Preferred Stock.
(iv)It is understood and agreed that the Series A1 Preferred Stock and the Series A3 Preferred Stock will be purchased by clients of SIA without a selling commission.
(v)With respect to any purchase of the Series A1 Preferred Stock, Series M1 Preferred Stock, Series M2 Preferred Stock, Series A3 Preferred Stock and/or Series M3 Preferred Stock by a client of SIA or by the SIA on behalf of its clients where the SIA has been granted discretionary trading authority, such investment will be in conformity with all applicable provisions of SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and SIA shall have acted in conformity with the standard of care owed to the client under applicable law and any applicable provisions in SIA’s investment advisory agreement with the client.
(vi)This Agreement shall automatically terminate with no further action by either party if SIA ceases to conduct business as an investment adviser as set forth in Section 2(c)(i). SIA agrees to notify the Dealer Manager immediately if SIA ceases to be in good standing with the securities commission of any state in which SIA is currently registered.

3.Limitation of Offer; Investor Suitability.
(a)Financial Intermediary will not offer Preferred Stock and will not permit any of its registered representatives to offer Preferred Stock in any jurisdiction unless both Financial Intermediary and such registered representative are duly licensed to transact securities business in such jurisdiction. In offering Preferred Stock, Financial Intermediary shall comply with the provisions of the FINRA Rules to the extent applicable.
(b)In offering the sale of Preferred Stock to any person, Financial Intermediary will have reasonable grounds to believe (based on such information obtained from the investor concerning the investor’s age, investment objectives, other investments, financial situation, needs or any other information known by Financial Intermediary after due inquiry) that: (A) such person is in a financial position appropriate to enable such person to realize to a significant extent the benefits described in the Prospectus, including the tax benefits where they are a significant aspect of the Company; (B) the investor has a fair market net worth sufficient to sustain the risks inherent in the program, including loss of investment and lack of liquidity; (C) an investment in the Preferred Stock is otherwise suitable for such person. Financial Intermediary further will use its best efforts to determine the suitability and appropriateness of an investment in the Preferred Stock of each proposed investor solicited by a person associated with Financial Intermediary by reviewing documents and records disclosing the basis upon which the determination as to suitability was reached as to each proposed investor, whether such documents and records relate to accounts which have been closed, accounts which are currently maintained or accounts hereinafter established. For Preferred Stock a Financial Intermediary has sold using DRS Settlement, Financial Intermediary shall maintain all Subscription Agreements (as defined below) for at least six years or for a period of time not less than that required in order to comply with all applicable federal and other regulatory requirements. Financial Intermediary may satisfy its obligation by contractually requiring Subscription Agreements to be maintained by the investment advisers or banks it engages. Financial Intermediary further agrees to comply with the record keeping requirements of the Exchange Act, including, but not limited to, Rules 17a-3 and 17a-4 promulgated under the Exchange Act and, as applicable, the records required by Section 204 of the Advisers Act and Rule 204-2 thereunder. Financial Intermediary agrees to make such documents and records available to the Dealer Manager and the Company upon request, and representatives of the Commission and FINRA upon Financial Intermediary’s receipt of an appropriate document subpoena or other appropriate request for documents from any such agency.
(c)For Preferred Stock a Financial Intermediary has sold using DRS Settlement, Financial Intermediary has or will obtain the consent of each person who subscribes for such Preferred Stock to access such person’s investor account at the Company’s transfer agent and view the account information contained in such person’s investor account at the Company’s transfer agent.
4.Delivery of Prospectus and Approved Sales Literature.
(a)Delivery of Prospectus and Approved Sales Literature. Financial Intermediary will:
(i)deliver a Prospectus, as then supplemented or amended, to each person who subscribes for Preferred Stock prior to the tender of such person’s subscription agreement (the “Subscription Agreement”), if using DRS Settlement, or prior to submitting orders, if using DTC Settlement;
(ii)promptly comply with the written request of any person for a copy of the Prospectus, as then supplemented or amended, during the period between the initial Effective Date and the termination of the Offering;
(iii)deliver to any person, in accordance with applicable law or as prescribed by any state securities administrator, a copy of any prescribed document included within or incorporated by reference in the Registration Statement and any supplements thereto during the course of the Offering;
(iv)not use any sales materials in connection with the solicitation of purchasers of Preferred Stock except Approved Sales Literature;
(v)to the extent the Company provides Approved Sales Literature, not use such materials unless accompanied or preceded by the Prospectus, as then currently in effect, and as may be amended or supplemented in the future; and
(vi)not give or provide any information or make any representation or warranty other than information or representations contained in the Prospectus or the Approved Sales Literature. Financial Intermediary will not publish, circulate or otherwise use any other advertisement or solicitation material in connection with the Offering without the Dealer Manager’s express prior written approval. As used in this Agreement, “Approved Sales Literature” has the meaning set forth in the Dealer Manager Agreement.
(b)Agency is Not Created. Nothing contained in this Agreement shall be deemed or construed to make Financial Intermediary an employee, agent, representative or partner of the Dealer Manager or the Company, and Financial Intermediary is not authorized to act for the Dealer Manager or the Company.
(c)Documents Must Be Accompanied or Preceded by a Prospectus. Financial Intermediary will not send or provide amendments or supplements to the Prospectus or any Approved Sales Literature to any investor unless it has previously sent or provided a Prospectus and all amendments and supplements thereto to that investor or has simultaneously sent or provided a Prospectus and all amendments and supplements thereto with such Prospectus amendment or supplement or Approved Sales Literature.
(d)Broker-Dealer Use Only Material. Financial Intermediary will not show to or provide any investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “broker-dealer use only,” institutional communication, or otherwise bearing a legend denoting that it is not to be used in connection with the offer or sale of Preferred Stock to members of the public.
(e)Copies of Prospectuses and Approved Sales Literature. The Dealer Manager will supply Financial Intermediary with reasonable quantities of the Prospectus (including any supplements thereto), as well as any Approved Sales Literature, for delivery to investors.

(f)Prospectus Delivery Requirement. Financial Intermediary shall furnish a copy of any revised preliminary Prospectus to each person to whom it has furnished a copy of any previous preliminary Prospectus, and further agrees that it will mail or otherwise deliver all preliminary and final Prospectuses required for compliance with the provisions of Rule 15c2-8 under the Exchange Act.
(g)Reliance by Soliciting Dealer. Financial Intermediary agrees that it will rely upon no statement whatsoever, written or oral, other than the statements in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature. Financial Intermediary is not authorized by the Dealer Manager nor the Company to give any information or to make any representation not contained in the final Prospectus (as amended or supplemented from time to time) or in Approved Sales Literature in connection with the sale of Preferred Stock.
5.Submission of Orders; Right to Reject Orders.
(a)With respect to Financial Intermediary’s participation in any resales or transfers of Preferred Stock, Financial Intermediary agrees to comply with any applicable requirements set forth in Section 2.
(b)If using DRS Settlement:
(i)Payments for Preferred Stock shall be made by wire transfer to the Escrow Agent (as defined below) or checks payable to “UMB Bank, N.A., Escrow Agent for Prospect Capital Corporation”. Financial Intermediary shall forward original checks for the purchase of Preferred Stock together with an original Subscription Agreement, completed, executed and initialed where indicated by the subscriber as provided for in the Subscription Agreement, to UMB Bank, N.A. (the “Escrow Agent”) at the address provided in the Subscription Agreement;
(ii)When Financial Intermediary’s internal supervisory procedures are conducted at the site at which the Subscription Agreement and check for the purchase of Preferred Stock was initially received by Financial Intermediary from the subscriber, Financial Intermediary shall transmit the Subscription Agreement and check for the purchase of Preferred Stock to the Escrow Agent by the end of the next business day following receipt of the check and Subscription Agreement. When, pursuant to Financial Intermediary’s internal supervisory procedures, Financial Intermediary’s final internal supervisory procedures are conducted at a different location (the “Final Review Office”), Financial Intermediary shall transmit the check for the purchase of Preferred Stock and Subscription Agreement to the Final Review Office by the end of the next business day following Financial Intermediary’s receipt of the Subscription Agreement and check for the purchase of Preferred Stock. The Final Review Office will, by the end of the next business day following its receipt of the Subscription Agreement and check for the purchase of Preferred Stock, forward both the Subscription Agreement and check for the purchase of Preferred Stock to the Escrow Agent. If any Subscription Agreement solicited by Financial Intermediary is rejected by the Company, then the Subscription Agreement and check will be returned to the rejected subscriber within ten business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; and
(c)If using DTC Settlement, Financial Intermediary will coordinate for payment in connection with their electronically placed orders.
(d)All subscriptions and orders, whether initial or additional, are subject to acceptance by and shall become effective upon confirmation by the Company, which reserves the right to reject any subscription or order in its sole discretion for any or no reason. Thus, for orders settled using DTC Settlement, Financial Intermediary acknowledges that once an order has become effective upon confirmation by the Company, Financial Intermediary may not modify the order after 5:00 PM EST on the date the order is confirmed by the Company. After 5:00 PM EST on the date the order is confirmed by the Company, the order will be considered a firm order and Financial Intermediary is expected to settle the trade as follows: (i) if Financial Intermediary has receive payment in full from an investor for the investor’s purchase of Preferred Stock on or before 5:00 PM EST on the settlement date, such sale of Preferred Stock for which the Company has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal; (ii) if Financial Intermediary has not received payment in full from the applicable investor on or before the second business day after the settlement date applicable to purchased shares of Preferred Stock, such investor’s order, upon written notice to the Dealer Manager, shall be canceled, treated as a failed trade and any exchange of funds and securities as between the Company and Financial Intermediary in anticipation of settling the purchase in the ordinary course shall be reversed and rescinded; and (iii) after 5:00 PM EST on the second business date after the settlement date, a sale of Preferred Stock for which the Company has received the consideration applicable thereto as described herein, in the Dealer Manager Agreement and in the Prospectus, and for which no written notice of failure has been given, will be final, not subject to rescission or reversal, and Financial Intermediary’s receipt of payment from applicable investors shall be at the sole risk of Financial Intermediary. Subscriptions and orders not accompanied by the required instrument of payment for Preferred Stock may be rejected. Issuance and delivery of a share of Preferred Stock will be made only after a sale of a share of Preferred Stock is deemed by the Company to be completed in accordance with Section 3(d) of the Dealer Manager Agreement. If a subscription or order is rejected, cancelled or rescinded for any reason, then Financial Intermediary will return to the Dealer Manager any selling commissions or Dealer Manager Fees theretofore paid with respect to such order, and, if Financial Intermediary fails to so return any such selling commissions or Dealer Manager Fees, the Dealer Manager shall have the right to offset amounts owned against future commissions or Dealer Manager Fees due and otherwise payable to Financial Intermediary (it being understood and agreed that such right to offset shall not be in limitation of any other rights or remedies that the Dealer Manager may have in connection with such failure).
(e)Notwithstanding the other provisions of this Section 5, the Dealer Manager and/or the Company have the sole right to determine and change without notice to Soliciting Dealer: (i) the number and timing of closings, including the ability to change the number and timing of closings after communicating the anticipated closing to Soliciting Dealer; (ii) to limit the total amount of Series A1 Preferred Stock, Series M1 Preferred Stock, Series M2 Preferred Stock, Series A3 Preferred

Stock and/or Series M3 Preferred Stock sold by all Soliciting Dealers per closing; (iii) to limit the amount of Series A1 Preferred Stock, Series M1 Preferred Stock, Series M2 Preferred Stock, Series A3 Preferred Stock and/or Series M3 Preferred Stock sold by Soliciting Dealer per closing; and (iv) to limit the total number of shares of Series A1 Preferred Stock, Series M1 Preferred Stock, Series M2 Preferred Stock, Series A3 Preferred Stock and/or Series M3 Preferred Stock sold by Soliciting Dealer.
6.Soliciting Dealer Compensation.
(a)Selling Commissions. Subject to the terms and conditions set forth herein, in Schedule II, and in the Dealer Manager Agreement and, subject to the special circumstances and discounts described in the “Plan of Distribution” section of the Prospectus, the Dealer Manager shall pay to Soliciting Dealer a selling commission of up to and including 7% of the Stated Value per share of Series A1 Preferred Stock and Series A3 Preferred Stock sold by it and accepted and confirmed by the Company. To the extent the selling commission is below 7%, the public offering price per share of Series A1 Preferred Stock and Series A3 Preferred Stock shall be decreased in accordance with the schedule included in the “Plan of Distribution” section of the Prospectus.
Selling commissions on shares of Series A1 Preferred Stock and Series A3 Preferred Stock will be waived for customers of Financial Intermediary with fee-based or “wrap” accounts. Additionally, no selling commissions will be paid for sales of Series M1 Preferred Stock, Series M2 Preferred Stock or Series M3 Preferred Stock.
For purposes of this Section 6(a), shares of Series A1 Preferred Stock and Series A3 Preferred Stock are “sold” for DTC Settlement only when electronically submitted orders are confirmed by the Dealer Manager.
Soliciting Dealer may choose to offer and sell Series A1 Preferred Stock, Series M1 Preferred Stock, Series M2 Preferred Stock, Series A3 Preferred Stock or Series M3 Preferred Stock, or any combination of the Preferred Stock and will indicate their selections by completing Schedule II to this Agreement.
(b)Authority to Issue Confirmation. Notwithstanding the foregoing, it is understood and agreed that no commission shall be payable with respect to particular shares of Series A1 Preferred Stock and Series A3 Preferred Stock if the Dealer Manager or the Company rejects a proposed subscriber’s Subscription Agreement. Accordingly, Soliciting Dealer shall have no authority to issue a confirmation (pursuant to Exchange Act Rule 10b-10) to any subscriber.
(c)Reallowance of Dealer Manager Fee. The Dealer Manager may, in its sole discretion, re-allow all or a portion of the Dealer Manager Fee received by it to Soliciting Dealer as a marketing fee. Subject to the immediately succeeding paragraph, the Dealer Manager may, in its sole discretion, request the Company to reimburse, to Soliciting Dealer for reasonable accountable bona fide due diligence expenses, provided such expenses have actually been incurred, are supported by detailed and itemized invoices provided to the Company and the Dealer Manager, and the Company or the Dealer Manager had theretofore given its prior written approval of incurrence of such expenses.

(d)Marketing Expenses. Certain marketing expenses such as Soliciting Dealer conferences may be advanced to Soliciting Dealer and later deducted from the portion of the Dealer Manager Fee re-allowed to that Soliciting Dealer. Soliciting Dealer will repay any such advance to the extent not expended on marketing expenses. Any such advance shall be deducted from the maximum amount of the Dealer Manager Fee that may otherwise be re-allowable to Soliciting Dealer. Notwithstanding anything herein to the contrary, Soliciting Dealer will not be entitled to receive any Dealer Manager Fee which would cause the aggregate amount of selling commissions, dealer manager fees and other forms of underwriting compensation (as defined in accordance with FINRA Rule 2310(b)(4)(B)(ii)) received by the Dealer Manager and all Soliciting Dealers to exceed 10.0% of the gross proceeds raised from the sale of the Preferred Stock in the Offering (“FINRA’s 10% Cap”).
(e)Limitations on Dealer Manager’s Liability for Commissions. The Company will not be liable or responsible to any Soliciting Dealer for the payment of any selling commissions or any reallowance of fees to Soliciting Dealer, it being the sole and exclusive responsibility of the Dealer Manager for the payment of selling commissions or any reallowance to Soliciting Dealer. Soliciting Dealer hereby waives any and all rights to receive payments of commissions, or any other fees or reallowance payable to Soliciting Dealer, if any, until the Dealer Manager is in receipt of the selling commissions or other fees or reallowance. Soliciting Dealer acknowledges and agrees that the Dealer Manager’s liability for commissions or other fees or reallowances payable to Soliciting Dealer is limited solely to commissions received and the portion of the Dealer Manager fee which represents the Marketing Fee received by the Dealer Manager from the Company in connection with Soliciting Dealer’s sale of Preferred Stock.
7.No SIA Compensation. The Dealer Manager shall pay no commissions to the SIA.
8.Reserved Preferred Stock. The number of Preferred Stock, if any, to be reserved for sale by each Soliciting Dealer may be decided by the mutual agreement, from time to time, of the Dealer Manager and the Company. The Dealer Manager reserves the right to notify Soliciting Dealer by United States mail or by other means of the number of shares of Preferred Stock reserved for sale by Soliciting Dealer, if any. Such Preferred Stock will be reserved for sale by Soliciting Dealer until the time specified in the Dealer Manager’s notification to Soliciting Dealer. Sales of any reserved shares of Preferred Stock after the time specified in the notification to Soliciting Dealer or any requests for additional shares of Preferred Stock will be subject to rejection in whole or in part.
9.Dealer Manager’s Authority. Subject to the Dealer Manager Agreement, the Dealer Manager shall have full authority to take such action as it may deem advisable with respect to all matters pertaining to the Offering or arising thereunder. The Dealer Manager shall not be under any liability to Financial Intermediary, except (i) for its own lack of good faith and (ii) for obligations expressly assumed by the Dealer Manager hereunder.
10.Indemnification.
(a)Incorporation of Indemnification Obligations Under the Dealer Manager Agreement. Under the Dealer Manager Agreement, the Company has agreed to indemnify Financial Intermediary and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. Financial

Intermediary hereby agrees to indemnify the Company and each of its Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that Financial Intermediary agrees to indemnify the Company in the Dealer Manager Agreement.
(b)Financial Intermediary’s Hold Harmless Obligation. In furtherance of, and not in limitation of the foregoing, Financial Intermediary will indemnify, defend and hold harmless the Dealer Manager and the Company, and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto, the Prospectus or any amendment or supplement to the Prospectus, any Approved Sales Literature, or any other sales literature used by Financial Intermediary;
(ii)the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or necessary to make the statements therein not misleading, or the omission or alleged omission to state a material fact in the Prospectus or any amendment or supplement to the Prospectus, any Approved Sales Literature or any other sales literature used by Financial Intermediary necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (i) and (ii) with respect to the Registration Statement, Prospectus or any amendment or supplement to the Prospectus or any Approved Sales Materials to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company or the Dealer Manager by Financial Intermediary specifically for use with reference to Financial Intermediary in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto or any Approved Sales Literature;
(iii)any use of sales literature not authorized or approved by the Company, any use of any sales literature marked “broker-dealer use only,” “institutional” or otherwise bearing a legend denoting that it is not to be used in connection with the sale of Preferred Stock to members of the public with members of the public, or any use of sales literature in a particular jurisdiction if such literature bears a legend denoting that it is not to be used in connection with the sale of Preferred Stock to members of the public in such jurisdiction;
(iv)any untrue statement made by Financial Intermediary or Financial Intermediary’s representatives or agents or omission by Financial

Intermediary or Financial Intermediary’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of Preferred Stock in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus, Approved Sales Literature or any other materials or information furnished by or on behalf of the Company;
(v)any failure by Financial Intermediary to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”); or
(vi)any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder.
Financial Intermediary will reimburse the aforesaid parties for any reasonable and documented legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which Financial Intermediary may otherwise have.
(c)Notice of Claim. Promptly after receipt by any indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, promptly notify the indemnifying party of the commencement thereof; provided, however, the failure to give such notice shall not relieve the indemnifying party of its obligations hereunder except to the extent it shall have been prejudiced by such failure. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of, and unconditional release of all liabilities from, the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party, such consent not to be unreasonably withheld or delayed.
(d)Reimbursement. An indemnifying party under Section 10 of this Agreement shall be obligated to reimburse an indemnified party for reasonable legal and other expenses as follows: the indemnifying party shall pay all legal fees and expenses reasonably incurred by the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obligated to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm (in addition to local counsel) that has been participating by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.
11.Contribution. If the indemnification provided for in Section 10 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims or damages referred to therein, the contributions provisions set forth in Section 8 of the Dealer Manager Agreement shall be applicable.
12.Company as Party to Agreement. The Company shall be a third party beneficiary of Financial Intermediary’s representations, warranties, covenants and agreements contained in Sections 10 and 11. No provision of Section 10 or Section 11 may be amended or waived without the prior written consent of the Company. The Company shall have all enforcement rights in law and in equity with respect to those portions of this Agreement as to which it is third party beneficiary.
13.Privacy Laws; Compliance.
(a)Financial Intermediary agrees to:
(i)abide by and comply with (A) the privacy standards and requirements of the Gramm-Leach-Bliley Act of 1999 (the “GLB Act”); (B) the privacy standards and requirements of any other applicable federal or state law; and (C) Financial Intermediary’s own internal privacy policies and procedures, each as may be amended from time to time;
(ii)refrain from the use or disclosure of nonpublic personal information (as defined under the GLB Act) of all customers, except as necessary to service the customers or as otherwise necessary or required by applicable law; and
(iii)determine which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving an aggregated list of such customers (the “List”) as provided by each to identify customers that have exercised their opt-out rights. If either party uses or discloses nonpublic personal information of any customer for purposes other than servicing the customer, or as otherwise required by applicable law, that party will consult the List to determine whether the affected customer has exercised his or her opt-out rights. Each party understands that it is prohibited from using or disclosing any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures.
14.Anti-Money Laundering Compliance Programs. Financial Intermediary represents to the Dealer Manager and to the Company that it has established and implemented an anti-money laundering compliance program (“AML Program”) in accordance with Section 352 of the PATRIOT Act and FINRA Rule 3310, that complies with applicable anti-

money laundering laws and regulations, including, but not limited to, the customer identification program requirements of Section 326 of the PATRIOT Act, and the suspicious activity reporting requirements of Section 356 of the PATRIOT Act, and the laws, regulations and Executive Orders administered by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury (collectively, “AML/OFAC Laws”). Financial Intermediary hereby covenants to remain in compliance with the AML/OFAC Laws and shall, upon request by the Dealer Manager and/or the Company, provide a certification to the Dealer Manager and/or the Company that, as of the date of such certification, its AML Program is compliant with the AML/OFAC Laws. Upon request by the Dealer Manager and/or the Company at any time, Financial Intermediary will (i) furnish a written copy of its AML Program, or a summary of its AML Program, to the Dealer Manager and/or the Company for review, and (ii) furnish any information that the Dealer Manager and/or the Company may request to satisfy applicable AML/OFAC laws.
15.Confidentiality. Each party to this Agreement agrees to maintain all information received from the other party pursuant to this Agreement in confidence, and each party to this Agreement agrees not to use any such information for any purpose, or disclose any such information to any person or entity, except as permitted by this Agreement or applicable laws, rules and regulations. This Section 15 shall survive the termination or expiration of this Agreement.
16.Non-Solicitation. Subject to this Section 16, the Dealer Manager agrees that it will not (and the Dealer Manager will use reasonable good faith efforts to ensure that its employees and representatives do not) solicit business from any of Financial Intermediary’s contacts or customers or knowingly recruit any of Financial Intermediary’s independent registered representatives. Notwithstanding the foregoing, the Dealer Manager may solicit Financial Intermediary’s contacts, customers or independent registered representatives but only to the extent that the Dealer Manager can demonstrate a relationship with such contacts, customers or independent registered representatives that was not derived through the efforts of Financial Intermediary’s representatives who are engaged in selling efforts directly in connection with the Offering. This Section 16 shall survive the termination or expiration of this Agreement.
17.Miscellaneous.
(a)Ratification of Dealer Manager Agreement. Financial Intermediary hereby authorizes and ratifies the execution and delivery of the Dealer Manager Agreement by the Dealer Manager as Dealer Manager for itself and on behalf of all Financial Intermediaries (including Financial Intermediary party hereto) and authorizes the Dealer Manager to agree to any variation of its terms or provisions and to execute and deliver any amendment, modification or supplement thereto. Financial Intermediary hereby agrees to be bound by all provisions of the Dealer Manager Agreement relating to Financial Intermediaries. Financial Intermediary also authorizes the Dealer Manager to exercise, in the Dealer Manager’s discretion, all the authority or discretion now or hereafter vested in the Dealer Manager by the provisions of the Dealer Manager Agreement and to take all such actions as the Dealer Manager may believe desirable in order to carry out the provisions of the Dealer Manager Agreement and of this Agreement.
(b)Ratification of Escrow Agreement. Financial Intermediary agrees that it is bound by the terms of the Escrow Agreement executed by the Dealer Manager and the Company.

(c)Termination. This Agreement, except for the provisions of Sections 9 (Dealer Manager’s Authority), 10 (Indemnification), 11 (Contribution), 12 (Company as Party to Agreement), 13 (Privacy Laws; Compliance), 14 (Confidentiality), 15 (Non-Solicitation) and this Section 17 (Miscellaneous), may be terminated at any time by either party hereto by five days’ prior written notice to the other party and, in all events, this Agreement shall terminate on the termination date of the Dealer Manager Agreement, except for the provisions of Sections 9, 10, 11, 12, 13, 15, 16 and this Section 17.
(d)Communications. Any communications from Financial Intermediary should be in writing addressed to the Dealer Manager at:
Preferred Capital Securities, LLC
3284 Northside Parkway, NW
Atlanta, Georgia 30327
Attention: Mr. Brian Cho
with a copy to:

Practus, LLP
2575 Peachtree Road NE, Unit 17B
Atlanta, GA 30305
Attention: Kirk Montgomery
Any notice from the Dealer Manager to Financial Intermediary shall be deemed to have been duly given if mailed, communicated by electronic delivery or facsimile or delivered by overnight courier to Financial Intermediary at Financial Intermediary’s address shown below.
(e)No Partnership. Nothing herein contained shall constitute the Dealer Manager, Financial Intermediaries, the other Financial Intermediaries or any of them as an association, partnership, limited liability company, unincorporated business or other separate entity.
(f)Notice of Registration Statement Effectiveness. If this Agreement is executed before an applicable Effective Date, then the Dealer Manager will notify Financial Intermediary in writing when such applicable Effective Date has occurred. Financial Intermediary agrees that Financial Intermediary will not make any offers to sell Preferred Stock or solicit purchasers for Preferred Stock until Financial Intermediary has received such written notice of the applicable Effective Date from the Dealer Manager or the Company. This Agreement shall be effective for all sales by Financial Intermediary on and after the applicable Effective Date.
(g)Transfer Agent. The Company may authorize its transfer agent to provide information to the Dealer Manager and Financial Intermediary regarding record holder information about the clients of Financial Intermediary who have invested with the Company on an on-going basis for so long as Financial Intermediary has a relationship with such client. Financial Intermediary shall not disclose any password for a restricted website or portion of a website provided to Financial Intermediary in connection with the Offering and shall not disclose to any person, other than an officer, director, employee or agent of Financial Intermediary, any material downloaded from such restricted website or portion of a restricted website.

(h)Assignment. Financial Intermediary shall have no right to assign this Agreement or any of its rights hereunder or to delegate any of its obligations. Any purported assignment or delegation by Financial Intermediary shall be null and void. The Dealer Manager shall have the right to assign any or all of its rights and obligations under this Agreement by written notice, and Financial Intermediary shall be deemed to have consented to such assignment by execution hereof. Dealer Manager shall provide written notice of any such assignment to Financial Intermediary.
(i)Amendment. This Agreement may be amended from time to time by consent of the parties hereto. Financial Intermediary’s consent will be deemed to have been given to an amendment to this Agreement, and such amendment will be effective, five business days following written notice to Financial Intermediary of such amendment if it does not notify the Dealer Manager in writing prior to the close of business on such fifth business day that Financial Intermediary does not consent to such amendment. Notwithstanding the foregoing, Financial Intermediary agrees that (i) it shall consent to any amendment, supplement or modification of the terms of this Agreement requested by FINRA, and (ii) any amendment, supplement or modification of the terms of this Agreement will be effective immediately and Financial Intermediary’s consent will be deemed to have been given to any such amendment, supplement or modification by its sale of Preferred Stock or otherwise receiving and retaining an economic benefit for participating in the Offering as a Financial Intermediary.
(j)Counterparts. This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.
(k)Invalidity. The invalidity or unenforceability of any provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.
(l)Strict Performance. The failure of any party to insist upon or enforce strict performance by any other party of any provision of this Agreement or to exercise any right under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party’s right to assert or rely upon any such provision or right in that or any other instance; rather, such provision or right shall be and remain in full force and effect.
If the foregoing is in accordance with Financial Intermediary’s understanding and agreement, please sign and return the attached duplicate of this Agreement. Financial Intermediary’s indicated acceptance thereof shall constitute a binding agreement between Financial Intermediary and the Dealer Manager.
DEALER MANAGER:
PREFERRED CAPITAL SECURITIES, LLC
By:
Name:
Title:

The undersigned dealer confirms its agreement to act as a Financial Intermediary pursuant to all the terms and conditions of the above Financial Intermediary Agreement and the attached Dealer Manager Agreement.
Dated: ____________, 20____
Name of Financial Intermediary
Federal Identification Number (If Applicable)
By:
Name:
Authorized Signatory
Kindly have checks representing commissions forwarded as follows (if different than above): (Please type or print)
Name of Firm:
Address:
Street
City
State and Zip Code
(Area Code) Telephone No.
Attention:

SCHEDULE I
TO
FINANCIAL INTERMEDIARY AGREEMENT WITH
PROSPECT CAPITAL CORPORATION
Soliciting Dealer represents and warrants that it is currently licensed as a broker-dealer in the following jurisdictions:

● Alabama	● Nebraska
● Alaska	● Nevada
● Arizona	● New Hampshire
● Arkansas	● New Jersey
● California	● New Mexico
● Colorado	● New York
● Connecticut	● North Carolina
● Delaware	● North Dakota
● District of Columbia	● Ohio
● Florida	● Oklahoma
● Georgia	● Oregon
● Hawaii	● Pennsylvania
● Idaho	● Puerto Rico
● Illinois	● Rhode Island
● Indiana	● South Carolina
● Iowa	● South Dakota
● Kansas	● Tennessee
● Kentucky	● Texas
● Louisiana	● Utah
● Maine	● Vermont
● Maryland	● Virgin Islands
● Massachusetts	● Virginia
● Michigan	● Washington
● Minnesota	● West Virginia
● Mississippi	● Wisconsin
● Missouri	● Wyoming
● Montana

SCHEDULE II
TO
FINANCIAL INTERMEDIARY AGREEMENT WITH
PROSPECT CAPITAL CORPORATION
The following reflects the Preferred Stock the Financial Intermediary agrees to sell as set forth herein and in the Financial Intermediary Agreement. The terms of the Preferred Stock as set forth below are subject to and in no way modify the terms discussed in the Financial Intermediary Agreement and the Prospectus. This Schedule II is effective as of the date of the Financial Intermediary Agreement and may be modified at any time by written agreement of the Parties. Terms not defined herein shall have the meaning set forth in the Financial Intermediary Agreement.
Check each applicable box below:
Series A1 Preferred Stock and Series A3 Preferred Stock.
Subject to any terms set forth in the Financial Intermediary Agreement and the Prospectus, if the Financial Intermediary elects to sell Series A1 Preferred Stock or Series A3 Preferred Stock, it may qualify to receive a selling commission up to 7% of the Stated Value of $25.00 per share of Series A1 Preferred Stock sold or Series A3 Preferred Stock. If Financial Intermediary agrees to less than 7% please indicate here: ________. If the selling commission is less than 7%, the Series A1 Preferred Stock or Series A3 Preferred Stock will be sold at the corresponding price set forth in the “Plan of Distribution” section of the Prospectus.
RIA / Fee based share class options. Please check all the options that would be permitted.
Series A1 Preferred Stock at $23.25 per share. DTC or DRS eligible share class that can be traded into and redeemed out of a brokerage account electronically or purchased through a check and application process.
Series M1 Preferred Stock. DTC or DRS eligible class that can be traded into and redeemed out of a brokerage account electronically or purchased through a check and application process.
Series M2 Preferred Stock. DRS eligible class that can only be purchased through a check and application process.
Series A3 Preferred Stock at $23.25 per share. DTC or DRS eligible share class that can be traded into and redeemed out of a brokerage account electronically or purchased through a check and application process.
Series M3 Preferred Stock. DTC or DRS eligible class that can be traded into and redeemed out of a brokerage account electronically or purchased through a check and application process.
Subject to any terms set forth in the Financial Intermediary Agreement and the Prospectus, if the Financial Intermediary elects to sell Series M1 Preferred Stock, Series M2 Preferred Stock or Series M3 Preferred Stock, it will receive no selling commissions. Series M1 Preferred Stock, Series M2 Preferred Stock and Series M3 Preferred Stock are sold at the public offering price of $25.00 per share.

IN WITNESS WHEREOF, the parties have executed this Schedule II on the date and year shown above.
FINANCIAL INTERMEDIARY:    DEALER MANAGER:
            PREFERRED CAPITAL SECURITIES, LLC
(Name of Financial Intermediary)
By:             Name:
    Title:            By:
    Name:            Title:

EXHIBIT B
FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT

FORM OF SELECTED INVESTMENT ADVISOR AGREEMENT
WITH PROSPECT CAPITAL CORPORATION
__________ __, 20___
THIS SELECTED INVESTMENT ADVISOR AGREEMENT is made and entered into as of the date first written above (this “Agreement”), between Preferred Capital Securities, LLC, a Georgia limited liability company (the “Dealer Manager”), and ____________, a ___________ (the “SIA”).
WHEREAS, the Dealer Manager entered into an amended and restated dealer manager agreement, dated as of February 25, 2021, as amended from time to time, with Prospect Capital Corporation (the “Company”), a Maryland Corporation (the “Dealer Manager Agreement”), under which the Dealer Manager agreed to act as the agent, principal distributor and exclusive dealer manager for an offering by the Company of up to 60,000,000 shares, par value $0.001 per share, of preferred stock, with a $1,500,000,000 aggregate liquidation preference (the “Preferred Stock”). The Preferred Stock will be issued in multiple series, including the 5.50% Series Al Preferred Stock (“Series Al Preferred Stock”), the 5.50% Series Ml Preferred Stock (“Series Ml Preferred Stock”), the 5.50% Series M2 Preferred Stock (“Series M2 Preferred Stock”), the 6.50% Series A3 Preferred Stock (“Series A3 Preferred Stock”) and the 6.50% Series M3 Preferred Stock (“Series M3 Preferred Stock,” and together with Series Ml Preferred Stock and Series M2 Preferred Stock, “Series M Preferred Stock”), and the Company may offer any future series of Preferred Stock, provided that the aggregate number of shares issued across all series of Preferred Stock shall not exceed 60,000,000 shares, (the “Offering”). Each share of Preferred Stock will be sold at a public offering price of $25.00 per share. The minimum investment amount is $5,000, but purchases of less than $5,000 may be permitted by the Company in the Company’s sole discretion. The Offering will commence on the initial Effective Date (as defined below). Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings therefor as in the Dealer Manager Agreement.
WHEREAS, the SIA (i) is an entity organized and presently in good standing in the state of its organization, (ii) is registered as an investment advisor under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or if not registered under the Investment Advisers Act, then it is registered under the state securities acts in the states where it does business as an investment advisor, and (iii) has made such regulatory filings and obtained such regulatory approvals in each state in which the SIA is required to make such filings or obtain such approvals;
WHEREAS, the offer and sale of the Preferred Stock shall be made pursuant to the terms and conditions of (i) the Registration Statement and the Prospectus (each term as defined herein), and (ii) all applicable federal securities laws and the applicable securities laws of all states in which the Preferred Stock are offered and sold;
WHEREAS, the Company will sell Preferred Stock using two closing services provided by the Depository Trust Company (“DTC”). The first service is DTC closing (“DTC Settlement”), and the second service is Direct Registration Service (“DRS Settlement”). The Company will deliver the Series A1 Preferred Stock, the Series M1 Preferred Stock, the Series A3 Preferred Stock and the Series M3 Preferred Stock through the facilities of DTC Settlement or DRS Settlement and the Series M2 Preferred Stock only through DRS Settlement; and

WHEREAS, the SIA is willing and desires to provide its clients with information concerning the Preferred Stock upon the terms and subject to the conditions contained herein;
NOW, THEREFORE, in consideration of the premises and upon the terms and subject to the conditions hereof, it is agreed between the Dealer Manager and the SIA as follows.
1.Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Rules and Regulation”), as applied pursuant to the Small Business Credit Availability Act (“SBCAA”) or otherwise, on Form N-2 covering the registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation. Such registration statement became effective immediately upon its filing with the Commission. Prior to the expiration of any currently effective registration statement covering the registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation, the Company will prepare and file a new automatic shelf registration statement on Form N-2 covering the continued registration of the Company’s securities under the Securities Act, and the offer and sale thereof from time to time in accordance with Rule 415 of the Securities Act Rules and Regulation.
Except where the context otherwise requires, each such registration statement, as amended, including all documents filed as a part thereof or incorporated by reference therein, and including any Rule 430B information contained in a prospectus related to the Offering subsequently filed with the Commission pursuant to Rule 497, Rule 424 or such other Securities Act Rules and Regulations as may be applicable to the Company and deemed to be part of such registration statement and also including any Rule 462(b) Registration Statement, is herein called the “Registration Statement.”
“Prospectus” means the base prospectus relating to various securities of the Company that is included in the Registration Statement and any prospectus supplement (including a pricing supplement, if applicable) relating to the Offering, filed by the Company with the Commission pursuant to Rule 497 or Rule 424, as applicable, including, in each case, any document incorporated or deemed to be incorporated therein by reference pursuant to the SBCAA or the rules of the Commission promulgated thereunder or otherwise.
“Registration Statement” without reference to a time means such registration statement, as amended, as of the time of the first contract of sale of Preferred Stock of a particular series, which time shall be considered the new effective date of such registration statement, as amended, with respect to such series of Preferred Stock (within the meaning of Rule 430B(f)(2)). For purposes of this definition, information contained in a form of prospectus, prospectus supplement or pricing supplement that is retroactively deemed to be a part of such registration statement, as amended, pursuant to Rule 430B or Rule 430C shall be considered to be included in such registration statement, as amended, as of the time specified in Rule 430B or Rule 430C, as the case may be.
All references in this Agreement to financial statements and schedules and other information which is “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date; and all references in this Agreement to amendments or supplements to the Registration Statement or the Prospectus, including those made pursuant to Rule 497, Rule 424 or such other Securities Act Rules and Regulations as may be applicable to the Company, shall be deemed to mean and include, without limitation, the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is or is deemed to be incorporated by reference in or otherwise deemed under the SBCAA or the rules of the Commission promulgated thereunder or otherwise to be a part of or included in the Registration Statement or the Prospectus, as the case may be, as of any specified date.
As used herein, the term “Effective Date” shall refer to the effective date of each Prospectus relating to the Offering, unless the context otherwise requires.
2.Purchase of Preferred Stock.
(a)The SIA hereby covenants, warrants and agrees that, in regard to any purchase of the Preferred Stock by its clients, it will comply with all the terms and conditions of the Registration Statement and the Prospectus, all applicable state and federal laws, including the Securities Act, the Investment Advisers Act and any and all regulations and rules pertaining thereto. Neither the SIA nor any other person shall have any authority to give any information or make any representations or warranties in connection with the Preferred Stock other than the information contained in the Registration Statement and Prospectus.
(b)Clients of the SIA, or the SIA on behalf of its clients where the SIA has been granted discretionary trading authority, may purchase the Preferred Stock according to all the terms and conditions as are contained in the Registration Statement and the Prospectus. The SIA shall comply with all requirements set forth in the Registration Statement and the Prospectus and shall use and distribute, in connection with the purchase of Preferred Stock by its clients, only the Prospectus and such sales literature supplied to the SIA by the Dealer Manager with the Prospectus. The Dealer Manager reserves the right to establish such additional procedures as it may deem necessary to ensure compliance with the requirements of the Registration Statement, the Prospectus and applicable laws, and the SIA shall comply with all such additional procedures to the extent that it has received written notice thereof.
(c)If using DRS Settlement:
(i)Clients of the SIA shall complete the subscription agreement which accompanies the Prospectus in connection with the purchase of the Preferred Stock. The SIA will process the subscription agreement and payment according to the SIA’s custodian’s applicable procedures. If any subscription agreement is rejected, the subscription agreement and funds for the purchase of Preferred Stock will be returned to the rejected subscriber within ten (10) business days from the date of rejection. As used in this Agreement, “business day” means any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close; and
(ii)Payments for Preferred Stock shall be made by wire transfer to the Escrow Agent (as defined below) or checks payable to “UMB Bank, N.A., Escrow Agent for Prospect Capital Corporation”. Financial Intermediary shall forward original checks for the purchase of Preferred Stock together with an original Subscription Agreement, completed, executed and initialed where indicated by the subscriber as provided for in the Subscription Agreement, to UMB Bank, N.A. (the “Escrow Agent”) at the address provided in the Subscription Agreement.
(d)If using DTC Settlement, the soliciting dealer that effects the sale will coordinate for payment in connection with their electronically placed orders.
(e)The Preferred Stock may be purchased by clients of the SIA only where the Preferred Stock may be legally offered and sold and only by such persons in such states in which the SIA has made such regulatory filings and obtained such regulatory approvals applicable to it.
(f)For Preferred Stock sold using DRS Settlement, the SIA has or will obtain the consent of each client who subscribes for Preferred Stock to access such client’s investor account at the Company’s transfer agent and view the account information contained in such client’s investor account at the Company’s transfer agent.
(g)The SIA shall have no obligation under this Agreement to advise its clients to purchase any of the Preferred Stock.
(h)For Preferred Stock sold using DRS Settlement, the SIA shall retain in its files all subscription agreements for a period of time not less than required in order to comply with applicable federal and other regulatory requirements.
(i)The SIA hereby confirms that it is familiar with Securities Act Release No. 4968 and Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses, and confirms that it has complied and will comply therewith.
(j)For shares of Preferred Stock sold using DRS Settlement, a sale of Preferred Stock shall be deemed to be completed only after the Company receives a properly completed subscription agreement from the SIA (together with payment of the full purchase price of each purchased share of Preferred Stock) on behalf of the buyer who satisfies each of the terms and conditions of the Registration Statement and Prospectus, and only after such subscription agreement has been accepted in writing by the Company.
(k)Clients of the SIA will purchase the Series M Preferred Stock at the public offering price of $25.00 per share.
(l)Clients of the SIA will not be charged any selling commissions in connection with their purchases of Series A1 Preferred Stock and Series A3 Preferred Stock and will purchase the Series A1 Preferred Stock and Series A3 Preferred Stock, respectively, at a per Series A1 Preferred Stock and Series A3 Preferred Stock purchase price of $23.25.
(m)It is understood and agreed that in connection with any completed sale of Preferred Stock to clients of the SIA, the Company shall pay the Dealer Manager a fee as set forth in the Prospectus.

(n)The SIA will make the determinations required to be made by it pursuant to subparagraphs (g) above and (n) below based on information it has obtained from each prospective client, including, at a minimum, but not limited to, the prospective client’s age, investment objectives, investment experience, income, net worth, financial situation and needs, other investments of the prospective client, as well as any other pertinent factors deemed by the SIA to be relevant.
(o)In addition to any other obligations of the SIA to determine suitability imposed by state or federal law, the SIA agrees that it will comply fully with the following provisions:
(i)The SIA shall have reasonable grounds to believe, based upon information provided by the client concerning such client’s investment objectives, other investments, financial situation and needs, and upon any other information known by the SIA, that (A) each client of the SIA that purchases Preferred Stock is or will be in a financial position appropriate to enable such client to realize to a significant extent the benefits (including tax benefits) of an investment in the Preferred Stock, (B) each client of the SIA that purchases Preferred Stock has a fair market net worth sufficient to sustain the risks inherent in an investment in the Preferred Stock, including potential loss of his entire investment, and (C) the Preferred Stock otherwise are or will be a suitable investment for each client of the SIA that purchases Preferred Stock, and the SIA shall maintain files disclosing the basis upon which the determination of suitability was made;
(ii)The SIA shall have reasonable grounds to believe, based upon the information made available to it, that all material facts are adequately and accurately disclosed in the Registration Statement and provide a basis for evaluating the Preferred Stock;
(iii)In making the determination set forth in subparagraph (ii) above, the SIA shall evaluate items of compensation, tax aspects, financial stability and experience of the Company, conflicts of interest and risk factors, as well as any other information deemed pertinent by it; and
(iv)The SIA shall inform each prospective nondiscretionary client of all pertinent facts relating to the liquidity and marketability of the Preferred Stock.
(p)The SIA agrees to retain in its files, for a period of at least six years, information which will establish that each purchaser of Preferred Stock falls within the permitted class of investors.
(q)The SIA either (i) shall not purchase Preferred Stock for its own account or (ii) shall hold for investment any Preferred Stock purchased for its own account.
3.Compensation to SIA.
The Dealer Manager shall pay no commissions to the SIA.
4.Association of the Dealer Manager with Other Advisors and Dealers.

It is expressly understood between the Dealer Manager and the SIA that the Dealer Manager may cooperate with broker-dealers who are registered as broker-dealers with the Financial Industry Regulatory Authority, Inc. (“FINRA”) or with other investment advisors registered under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then the SIA is registered under the state securities acts in the states where it does business as an investment advisor. Such broker-dealers and investment advisors:
(a)may enter into agreements with the Dealer Manager on terms and conditions that may be identical or similar to, or materially different from, this Agreement; and
(b)shall receive such rates of commission or other fees as are agreed to between the Dealer Manager and the respective broker-dealers and investment advisors and as are in accordance with the terms of the Registration Statement.
5.Conditions of the SIA’s Obligations.
The SIA’s obligations hereunder are subject, during the term of this Agreement and the Offering, to:
(a)the performance by the Dealer Manager of its obligations (including compliance by the Dealer Manager with its covenants and agreements set forth in Section 8); and
(b)the conditions that (i) the Registration Statement shall become and remain effective, and (ii) no stop order shall have been issued suspending the effectiveness of the Offering.
6.Conditions to the Dealer Manager’s Obligations.
The obligations of the Dealer Manager hereunder are subject, during the term of this Agreement and the Offering, to the conditions that:
(a)at the effective date of the Registration Statement and thereafter during the term of this Agreement while any Preferred Stock remain unsold, the Registration Statement shall remain in full force and effect authorizing the offer and sale of the Preferred Stock;
(b)no stop order suspending the effectiveness of the Offering or other order restraining the offer or sale of the Preferred Stock shall have been issued nor proceedings therefor initiated or threatened by any state regulatory agency or the SEC; and
(c)the SIA shall have satisfactorily performed all its obligations hereunder (including Section 7).
7.Representations, Warranties, Covenants and Agreements of the SIA.
The SIA covenants, agrees, warrants and represents during the term of this Agreement, as follows:
(a)The SIA is and will continue to be registered as an investment advisor under the Investment Advisers Act or, if not registered under the Investment Advisers Act, then registered under the state securities acts in the states where it does business as an investment advisor, and will make or comply with any regulatory filings and other regulatory requirements applicable to it in each state in which the SIA is required to make such filings or comply with such other requirements.
(b)The SIA is not registered as a broker-dealer with FINRA. While the associated persons of the SIA may be registered as a registered representatives with FINRA, the SIA agrees that it and its associated persons are subject to and will act in accordance with this Agreement when providing its clients with information concerning the Preferred Stock and the procedures for subscribing for the Preferred Stock.
(c)The SIA shall comply with all applicable federal and state securities laws, including without limitation the disclosure requirements of the Investment Advisers Act and the provisions thereof requiring disclosure of the existence of this Agreement.
(d)The SIA shall maintain the records required by Section 204 of the Investment Advisers Act and Rule 204-2 thereunder, in the form and for the periods required thereby.
(e)The SIA and any person associated with the SIA has reasonably complied, in all material respects, with the identification, verification and documentation sections of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001.
(f)With respect to any purchase of the Preferred Stock by a client of the SIA, such investment will be in conformity with all applicable provisions of the SIA’s investment advisory agreement with such client (including without limitation any and all investment objectives, guidelines and restrictions applicable to the client’s account), and the SIA shall have acted in conformity with the standard of care owed to the client under applicable law and any applicable provisions in the SIA’s investment advisory agreement with the client.
8.Covenants and Agreements of the Dealer Manager.
The Dealer Manager covenants and agrees during the term of this Agreement as follows:
(a)It shall inform the SIA whenever and as soon as it receives or learns of any order issued by the Commission or any other regulatory agency which suspends the effectiveness of the Registration Statement or prevents the use of the Prospectus or which otherwise prevents or suspends the offering or sale of the Preferred Stock, or receives notice of any proceedings regarding any such order.
(b)It shall deliver to the SIA such number of copies of the Registration Statement or the Prospectus, and any supplements and post-effective amendments thereto, as the SIA may reasonably request.
9.Payment of Costs and Expenses.
Each party shall pay all costs and expenses incident to the performance of its obligations under this Agreement.
10.Indemnification.

(a)Under the Dealer Manager Agreement, the Company has agreed to indemnify the SIA and the Dealer Manager and each of their respective Indemnified Parties, in certain instances and against certain liabilities, including liabilities under the Securities Act in certain circumstances. The SIA hereby agrees to indemnify the Company and each of its Indemnified Parties as provided in the Dealer Manager Agreement and to indemnify the Dealer Manager to the extent and in the manner that the SIA agrees to indemnify the Company in the Dealer Manager Agreement. This indemnity provision shall survive the termination of this Agreement.
(b)In furtherance of, and not in limitation of the foregoing, SIA will indemnify, defend and hold harmless the Dealer Manager and the Company, and their officers, directors, employees, members, partners, affiliates, agents and representatives, and each person, if any, who controls such entity within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and each person who has signed the Registration Statement (“Indemnified Parties”), from and against any losses, claims, damages or liabilities to which any of the Indemnified Parties may become subject, under the Securities Act or the Exchange Act, or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:
(i)any untrue statement or any alleged untrue statement of a material fact contained in any Registration Statement or any post-effective amendment thereto or the Prospectus or any amendment or supplement to the Prospectus;
(ii)the omission or alleged omission to state a material fact required to be stated in the Registration Statement or any post-effective amendment thereof or necessary to make the statements therein not misleading, or the omission or alleged omission to state a material fact in the Prospectus or any amendment or supplement to the Prospectus necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that in each case described in clauses (i) and (ii) with respect to the Registration Statement, Prospectus or any amendment or supplement to the Prospectus to the extent, but only to the extent, that such untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with information furnished to the Company or the Dealer Manager by SIA specifically for use with reference to SIA in the preparation of the Registration Statement or any such post-effective amendments thereof or the Prospectus or any such amendment thereof or supplement thereto;
(iii)any untrue statement made by SIA or SIA’s representatives or agents or omission by SIA or SIA’s representatives or agents to state a fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading in connection with the offer and sale of Preferred Stock in each case, other than statements or omissions made in conformity with the Registration Statement, Prospectus or any other materials or information furnished by or on behalf of the Company;
(iv)any failure by SIA to comply with applicable laws governing money laundry abatement and anti-terrorist financing efforts in connection with the Offering, including applicable FINRA Rules, Exchange Act Rules and

Regulations and the USA PATRIOT Act of 2001 (the “PATRIOT Act”); or
(v)any other failure to comply with applicable rules of FINRA or federal or state securities laws and the rules and regulations promulgated thereunder.
SIA will reimburse the aforesaid parties for any reasonable and documented legal or other expenses incurred in connection with investigation or defense of such loss, claim, damage, liability or action. This indemnity agreement will be in addition to any liability which SIA may otherwise have.
This indemnity provision shall survive the termination of this Agreement.
(c)No indemnifying party shall be liable under the indemnity provisions contained in subparagraphs (a) and (b) above unless the party to be indemnified shall have notified such indemnifying party in writing promptly after the summons or other first legal process giving information of the nature of the claim served upon the party to be indemnified, but failure to notify an indemnifying party of any such claim shall not relieve it from any liabilities which it may have to the indemnified party against whom action is brought.
In the case of any such claim, if the party to be indemnified notified the indemnifying party of the commencement thereof as aforesaid, the indemnifying party shall be entitled to participate at its own expense in the defense of such claim. If it so elects, in accordance with arrangements satisfactory to any other indemnifying party or parties similarly notified, the indemnifying party has the option to assume the entire defense of the claim, with counsel who shall be reasonably satisfactory to such indemnified party and all other indemnified parties who are defendants in such action, unless such indemnified parties reasonably objects to such assumption on the ground that there may be legal defenses available to it which are different from or in addition to those available to such indemnifying party. Any indemnified party shall have the right to employ a separate counsel in any such action and to participate in the defense thereof but the reasonable fees and expenses of such counsel shall be borne by such party unless such party has objected in accordance with the preceding sentence, in which event such fees and expenses shall be borne by the indemnifying parties. Except as set forth in the preceding sentence, if an indemnifying party assumes the defense of such action, the indemnifying party shall not be liable for any fees and expenses of separate counsel for the indemnified parties incurred thereafter in connection with such action.
In no event shall the indemnifying parties be liable for the reasonable fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
11.Term of Agreement.
This Agreement shall become effective on the date on which this Agreement is executed by all the parties hereto. After this Agreement becomes effective, any party may terminate it at any time for any reason by giving 5 days’ prior notice to the other party; provided, however, that this Agreement shall in any event automatically terminate at the first occurrence of the SIA’s license or registration to act as an investment advisor being revoked or suspended by any federal, self-regulatory or state agency and such revocation or suspension is not cured within ten days from the date of such occurrence. Notwithstanding anything herein to the contrary, this Agreement shall be deemed suspended during any period for which the SIA’s registration under the Investment Advisers Act is revoked or suspended or, if the SIA is not registered under the Investment Advisers Act, then under the state securities acts in the states where it does business as an investment advisor. SIA agrees to notify the Dealer Manager immediately if the SIA’s registration under the Investment Advisers Act is revoked or suspended.
12.Notices.
All notices, requests, demands, approvals, consents, waivers and other communications required or permitted to be given under this Agreement (each, a “Notice”) shall be in writing and shall be (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by facsimile transmission (provided, however, that the original copy thereof also is sent by one of the other means specified above in this Section 12):
If to the Dealer Manager:
Preferred Capital Securities, LLC
3284 Northside Parkway NW, Suite 150
Atlanta, Georgia 30329
Attention:     Mr. Brian Cho
with a copy to:
Practus, LLP
2575 Peachtree Road NE, Unit 17B
Atlanta, GA 30305
Attention: Kirk Montgomery
If sent to the SIA:    To the person whose name and address are identified on the signature page of this Agreement; or
to such other person or address as any party shall specify by Notice in writing to the other parties in accordance with this Section 12. Each Notice shall be deemed effective and given upon actual receipt or refusal of receipt.
13.Successors.
This Agreement shall be binding upon and inure to the benefit of the parties hereto, and shall not be assigned by the SIA, whether by contract, operation of law or otherwise.
14.Miscellaneous.
(a)This Agreement shall be construed, without regard to conflicts of law provisions, in accordance with the applicable laws of the State of Georgia.
(b)Nothing in this Agreement shall constitute the SIA as in association with or in partnership with the Dealer Manager or the Company.

(c)If any party hereto initiates any legal action arising out of or in connection with this Agreement, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, expert witness fees and other costs and expenses incurred by the prevailing party in connection therewith. If any party to this Agreement (the “First Party”) becomes involved in a litigation, arbitration or other dispute proceeding (a “Proceeding”) made or brought by any person who is not a party to this Agreement or an affiliate of a party to this Agreement and which arises out of or otherwise involves the acts or omissions of another party to this Agreement (the “Second Party”), and the First Party is dismissed from the Proceeding or otherwise found to have prevailed in the Proceeding, the Second Party shall be responsible for paying any and all costs and expenses (including without limitation reasonable attorneys’ fees) incurred by the First Party in connection with defending itself in the Proceeding, including without limitation costs and expenses of investigation and expert witness fees.
(d)The terms of this Agreement may be extended to cover additional offerings of Preferred Stock or other securities of the Company by the execution by the parties hereto of an addendum identifying the Preferred Stock or other securities of the Company and registration statement relating to such additional offering. Upon execution of such addendum, the terms “Preferred Stock”, “Offering”, “Registration Statement” and “Prospectus” set forth herein shall be deemed to be amended as set forth in such addendum.
(e)This Agreement embodies the entire agreement and understanding, and supersedes all prior agreements and understanding (whether written or oral), among the parties hereto with respect to the subject matter hereof.
(f)No amendment to, or waiver of, any provision of this Agreement shall be deemed valid or effective unless it is in writing and signed by all the parties hereto.
(g)If any provision of this Agreement shall be deemed void, invalid or ineffective for any reason, the remainder of the Agreement shall remain in full force and effect.
(h)This Agreement may be executed (including by facsimile transmission) with counterpart signature pages or in counterpart copies, each of which shall be deemed an original but all of which together shall constitute one and the same instrument comprising this Agreement.
[Signatures on following page]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first written above.
Dealer Manager:
PREFERRED CAPITAL SECURITIES, LLC
By:
Print Name:
Title:
Selected Investment Advisor:
Firm Name:________________________________
By:
Print Name:
Title:
Date:_______________________________________Address:____________________________________
City, State, Zip:______________________________
Telephone:_______________________________